Exhibit 23.3


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         We consent to the incorporation by reference in this Registration Statement of United Shipping & Technology, Inc. on Pre-Effective Amendment No. 1 on Form S-3 of our report dated August 13, 1999, except for Notes 2 and 15, as to which the date is September 9, 1999 appearing in the Annual Report on Form 10-KSB of United Shipping & Technology, Inc. for the year ended June 30, 1999, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ LURIE, BESIKOF, LAPIDUS & CO., LLP
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LURIE, BESIKOF, LAPIDUS & CO., LLP

Minneapolis, Minnesota,
August 18, 2000